                                                           Exhibit No. EX-99.e.2

                              BRIDGEWAY FUNDS, INC.
                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the 2nd day of January, 2004, and amended and restated
as of the "Effective Date" defined below, by and between Bridgeway Funds,  Inc., a Maryland  corporation that acts as an open-end  investment  company,  with its principal office and place of business at 5615 Kirby Drive,  Suite 518, Houston,
Texas 77005 (the  "Client"),  and Forum Fund Services,  LLC, a Delaware  limited liability  company  with its  principal  office  and  place of  business  at Two
Portland Square, Portland, Maine 04101 ("Forum").

     WHEREAS,  the Client is registered under the 1940 Act (as defined below) as an open-end management investment company that issues or intends to issue shares of beneficial interest (the "Shares"), in separate funds and classes;

     WHEREAS,  the  Client  offers  Shares in the funds as listed in  Schedule 1 hereto (the funds, together with all other funds subsequently established by the
Client and made subject to this Agreement in accordance with Section 7.7 of this
Agreement being herein referred to as a "Fund," and collectively as the "Funds")
and the Client intends to offer shares of various classes of each Fund as listed in  Schedule  1  hereto  (each  such  class  together  with  all  other  classes subsequently  established by the Client in a Fund in accordance with Section 7.7 of this Agreement being herein referred to as a "Class," and collectively as the
"Classes"); and

     WHEREAS, the Client desires that Forum offer, as distributor, the Shares of each Fund and Class  thereof to the public and Forum is willing to provide those services on the terms and  conditions  set forth in this  Agreement  in order to promote the growth of the Funds and facilitate the distribution of the Shares;

     WHEREAS,  on or about October 1, 2004,  the direct  ownership of Forum will change such that an "assignment," as defined in the 1940 Act, will occur;

     WHEREAS, such assignment will require that this Agreement be re-executed in the same form as previously approved;

     WHEREAS,  this amended and restated  Agreement will take effect immediately after such change in control occurs (the "Effective Date"); and

     NOW  THEREFORE,  for  and in  consideration  of the  mutual  covenants  and agreements contained herein, the Client and Forum hereby agree as follows:

SECTION 1.  DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1 Frequently  Used Defined  Terms.  As used in this  Agreement,  the following terms have the following meanings:

     (a)  "1940 Act" means the Investment Company Act of 1940, as amended.

     (b)  "Adviser" means Bridgeway Capital Management,  the Client's adviser to each of the Bridgeway Funds.

     (c)  "Affiliate"  means, with respect to any Person,  any other Person that is  controlled  by,  controls,  or is under  common  control with such
          Person; for purposes hereof, "control" of a Person means (i) ownership of,  or  possession  of  the  right  to  vote,  more  than  25% of the outstanding  voting equity of that person or (ii) the right to control the  appointment  of the board of  directors,  management or executive officers of that person.

     (d)  "Agreement"  means this  Agreement  and any  appendices  and schedules attached  hereto,  in each  case as they may be  amended  from time to time.

     (e)  "Authorized  Person(s)"  means  the  persons  described  or  listed on
          Schedule 2 hereto.

     (f)  "Conduct Rules" means the Conduct Rules of the NASD.

     (g)  "Class" and  "Classes"  have the meaning set forth in the  preamble to this Agreement.

     (h)  "Client" has the meaning set forth in the  preamble to this  Agreement and includes successors-in-interest;  unless the context shall require otherwise, references to the Client shall include any Funds or Classes thereof.

     (i)  "Effective Date" means the date first set forth above.

     (j)  "Governing Body" means, for any entity,  the Person or body of Persons governing  the  operations  of the entity under its Organic  Documents
          (for example, if the entity is a corporation, its board of directors).

     (k)  "Forum" has the meaning  set forth in the  preamble to this  Agreement and includes successors-in-interest.

     (l)  "Fund" and "Funds"  have the meaning set forth in the preamble to this
          Agreement.

     (m)  "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted
          to  Forum  (i)  in  electronic   format  by  machine  readable  input,
          electronic  mail,  CRT data entry or other similar  means,  or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

     (n)  "Laws" means any statutes,  rules and regulations of any  governmental
          authority  and  applicable  judicial  or  regulatory   interpretations
          thereof including without limitation the Conduct Rules of the NASD.

     (o)  "NASD" means the National Association of Securities Dealers, Inc.

     (p)  "NSCC" means the National Securities Clearing Corporation.

     (q)  "Organic  Documents" means, for any entity,  the documents pursuant to which the entity was formed as a legal entity,  as such  documents may be amended from time to time.

     (r)  "Parties" means the Client and Forum.

     (s)  "Person" means any natural person or  incorporated  or  unincorporated entity.

     (t)  "Plan" has the meaning set forth in Section 2.5(a).

     (u)  "Predecessor Records" has the meaning set forth in Section 2.9(b).

     (v)  "Prospectus" has the meaning set forth in Section 2.4(a).

     (w)  "Registration  Statement"  means a registration  statement filed under the  Securities  with  respect to the Shares,  as amended from time to time.

     (x)  "SEC" means the United States  Securities and Exchange  Commission and
          any successor governmental authority.

     (y)  "Securities Act" means the Securities Act of 1933, as amended.

     (z)  "Selected  Agent" and  "Selected  Dealer" have the meanings in Section
          2.3.

     (aa) "Service Plan" has the meaning set forth in Section 2.5(a).

     (bb) "Services"  means the  services  provided  by Forum to the  Client set forth in Section 2.4.

     (cc) "Services  Commencement Date" means, with respect to any Fund or Class thereof,  (i) if the  registration  statement  of the Fund or Class is effective as of the Effective Date, then such Effective Date; (ii), if such registration statement is not effective as of the Effective Date, then the date such registration  statement is declared  effective;  or
          (iii) such other date as may be agreed in writing by the Parties.

     (dd) "Shareholder" means any Person that holds Shares of record.

     (ee) "Shares" has the meaning set forth in the preamble to this Agreement.

     (ff) "State" means any of the various states and  territories of the United
          States.

Other  capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 Appointment.  The Client hereby appoints Forum to act as distributor for the period and on the terms set forth in this  Agreement,  and Forum hereby  accepts such appointment and in connection with such  appointment  agrees to provide the
Services on the terms and conditions set forth in this Agreement.

SECTION 2. OFFERING AND  REDEMPTION  OF SHARES;  FORUM'S  DUTIES;  OTHER RELATED
TERMS AND CONDITIONS

2.1. Offering of Shares.

     (a) Forum shall act as the Client's  agent to offer,  and to solicit offers to subscribe to,  unsold  Shares of the Funds as shall then be  effectively registered under the Securities Act. Forum will promptly forward all orders and  subscriptions to the Client.  The price at which Forum shall offer the
     Shares shall be the net asset value per Share,  determined  as set forth in
     Section  2.1(b)  hereof.  The  Client  reserves  the  right to sell  Shares directly to investors through subscriptions received by the Client.

     (b) The public offering price of the Shares of a Fund (i.e.,  the price per
     Share at which  Forum or Selected  Dealers or Selected  Agents may offer or sell Shares to the public or to those persons  eligible to invest in Shares as described in the  applicable  Prospectus)  shall be the public  offering price determined in accordance with the then-currently effective Prospectus of the Fund or Class  thereof  under the  Securities  Act  relating to such
     Shares.  The Client will  advise  Forum of the net asset value per Share at each time as the net asset  value per Share shall have been  determined  by the Client and at such other times as Forum may reasonably request.

     (c) The net asset  value per Share of each Fund or Class  thereof  shall be determined by the Client,  or its designated  agent, in accordance with and at the times indicated in the applicable  Prospectus in accordance with the method  set  forth in the  Prospectus  and  guidelines  established  by the
     Client's Governing Body.

     (d) The Client  reserves  the right to suspend the  offering of Shares of a
     Fund or of any Class thereof at any time in the absolute  discretion of its
     Governing  Body,  and upon notice of such  suspension  Forum shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

     (e) The Client,  or any agent of the Client  designated in writing to Forum by the Client,  shall be promptly  advised by Forum or its Selected Dealers of all  purchase  orders  for  Shares  received  by Forum or such  Selected
     Dealers,  and all such  subscriptions for Shares obtained by Forum as agent shall be directed to the Client or its agent for  acceptance  and shall not be binding until accepted by the Client.  Any order or subscription  may be rejected by the Client.  Forum  acknowledges that the Client seeks to avoid so called  market  timers  and may  reject  or refuse to accept or  confirm orders or  subscriptions  from any  persons  who exhibit or who may exhibit market timing.  The Client or its designated  agent will confirm orders and subscriptions  upon their receipt,  will make appropriate book entries and, upon receipt by the Client or its designated agent of payment thereof, will issue such Shares in  uncertificated  form pursuant to the  instructions of
     Forum. Forum agrees that its agreements with Selected Dealers shall require that such payment and such instructions be delivered promptly to the Client or its designated agent.

     (f) None of Forum,  any Selected  Dealer,  any Selected  Agent or any other person is authorized by the Client to give any  information  or to make any representations  other than as is contained in a Fund's  Prospectus  or any advertising materials or sales literature  specifically approved in writing by the Client or its agents.

2.2. Repurchase and Redemption of Shares.

     (a)  Any of the  outstanding  Shares  of a Fund  or  Class  thereof  may be tendered for  redemption  at any time,  and the Client  agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic  Documents and the Prospectus  relating to the Shares.
     The price to be paid to redeem or repurchase  the Shares of a Fund or Class thereof shall be equal to the net asset value calculated in accordance with the provisions of Section  2.1(b) hereof less any redemption  fees or other applicable fees or expenses as set forth in the then-current Prospectus.

     (b) The Client or its  designated  agent shall pay (i) the total  amount of the redemption  price  consisting of the redemption  price after applicable redemption  or other fees and (ii) except as may be  otherwise  required by the Conduct  Rules and any  interpretations  thereof,  in  accordance  with
     Forum's  instructions,  on or before the fifth  business day (or such other earlier  business day as is customary in the investment  company  industry)
     subsequent  to the  Client  or its  agent  having  received  the  notice of redemption in proper form.

     (c) Redemption of Shares or payment therefor may be suspended at times when the New York  Stock  Exchange  is  closed  for any  reason  other  than its customary weekend or holiday closings,  when trading thereon is restricted, when an  emergency  exists as a result of which  disposal  by the Client of securities  owned  by a Fund  is not  reasonably  practicable  or it is not reasonably  practicable  for the Client  fairly to determine the value of a
     Fund's net assets,  or during any other  period when the SEC so requires or permits.

2.3.  Selected Dealers and Selected Agents.  Forum shall have the right to enter into Selected Dealer agreements with securities dealers of its choice ("Selected
Dealers") and Selected Agent  agreements with depository  institutions and other financial  intermediaries  of its  choice  ("Selected  Agents")  for the sale of
Shares; provided, that the Client and the Client's Adviser shall pre-approve the forms of agreements with Selected  Dealers or Selected Agents and shall have the right to approve  any  compensation  set forth  therein.  Shares of each Fund or
Class thereof shall be resold by Selected Dealers or Selected Agents only at the public  offering  prices set forth in the  Prospectus  relating  to the  Shares.
Within the United States, Forum shall offer and sell Shares of the Funds only to such Selected Dealers as are members in good standing of the NASD.

2.4. Forum's Services and Duties; Exclusivity.

     (a) Forum shall use reasonable efforts to solicit orders to purchase Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Forum shall devote reasonable time and effort to effect sales of Shares but shall not be obligated  to sell any specific  number of
     Shares.

     (b) Forum shall not be required  to register as a  broker-dealer  or file a consent to service  of  process  in any State if Forum  determines  that it would be uneconomical  for it to do so, or to maintain its  registration in any  jurisdiction  in which it is now  registered if it determines  that it would be uneconomical  for it to do so, provided that Forum will notify the
     Client  of  its  determination  not to  register  or to  cease  maintaining registration in advance of any required filing or renewal date.

     (c) In performing its services under this Agreement, Forum shall conform in all respects with the  requirements  of all Federal and State Laws relating to the sale of the Shares.

     (d) Forum shall adopt and follow  procedures for the  confirmation of sales to investors and Selected  Dealers or Selected  Agents,  the  collection of amounts  payable by investors  and Selected  Dealers or Selected  Agents on such sales,  and the  cancellation  of  unsettled  transactions,  as may be necessary to comply with the requirements of the NASD.

     (e) Forum shall (i) attempt to maintain active agreements with any Selected
     Dealers and,  Selected  Agents related to the  distribution or servicing of the Funds that,  prior to the Effective  Date of this  Agreement,  acted in similar  capacities for a Fund,  and (ii) assist the investment  adviser to
     the  Fund  (the   "Adviser")  in  obtaining   additional   agreements  with
     broker-dealers and other financial intermediaries. Notwithstanding anything in this Agreement,  including the Appendices,  to the contrary, Forum makes no  warranty  or  representation  as to the number of  Selected  Dealers or
     Selected  Agents  with  which it has  entered  into,  or will  enter  into, agreements in accordance with Section 2.4 hereof or as to the  availability of any Shares to be sold through any  Selected  Dealer,  Selected  Agent or other intermediary.

     (f) Insofar as it is required to ensure  compliance with the Conduct Rules,
     Forum shall track and  maintain  appropriate  information  with  respect to payments  made by each Fund under  Rule 12b-1  under the 1940 Act and other payments such as marketplace distribution, maintenance and service fees.

     (g) Forum shall  maintain  membership  with the NSCC and any other  similar successor organization with respect to the Funds so as to enable the Shares to be traded through FundSERV.

     (h) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an  investment  adviser for purposes  of the  1940  Act or the  Investment  Advisers  Act of  1940,  as
     amended,  or that could cause a Fund to act in  contravention of the Fund's
     Prospectus or any provision of the 1940 Act.

     (i) Except as  specifically  set forth in this  Agreement to the  contrary,
     Forum assumes no responsibility  for compliance by the Client with any Laws applicable to the Client; and,  notwithstanding any other provision of this
     Agreement  to the  contrary,  Forum  assumes no  responsibility  under this
     Agreement  to Client or any other  Person for  compliance  by the Client or
     Forum  with the Laws of any  jurisdiction  other  than  those of the United
     States.

     (j) Nothing  contained in this Agreement shall require Forum to perform any functions  or  duties on any  weekend  day or on any other day on which the
     Client  does not  accept  subscriptions  and  redemptions  of its Shares (a
     "Business Day").  Functions or duties normally scheduled to be performed on any day that is not a Business  Day shall be  performed  on, and as of, the next Business Day, unless otherwise required by applicable Law.

     (k) Forum  shall be the  exclusive  representative  of the Client to act as distributor of the Shares of the Funds and Classes,  except that the rights given under this  Agreement to Forum shall not apply to: (i) Shares  issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof;
     (ii) a Fund's  acquisition by purchase or otherwise of all or substantially all of the  assets or stock of any other  investment  company  or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions;  or (iv) any other offering by the Client of securities to its shareholders.

2.5. Certain Documents; Changes in Law.

     (a)  Contemporaneous  with the Effective  Date, the Client shall deliver to
     Forum  copies  of  the  following  documents:   (i)  the  Client's  Organic
     Documents;  (ii) the offering  documents,  prospectuses,  private placement memoranda,  subscription agreements and/or other offering documents for the
     Funds and Classes thereof (collectively,  the "Prospectus"); and (iii) each current  plan of  distribution  or similar  document  adopted by the Client under Rule 12b-1 under the 1940 Act ("Plan")  and each current  shareholder service plan or similar document  adopted by the Client  ("Service  Plan").
     The  Client  shall  also  deliver  to Forum:  (x) a  certified  copy of the resolution of the Board of Trustees of the Client (the "Board")  appointing
     Forum and authorizing  the execution and delivery of this Agreement;  (y) a copy of all proxy statements and related  materials  relating to the Funds;
     and (z) any other  documents,  materials  or  information  that Forum shall reasonably  request to enable it to perform  its  duties  pursuant  to this
     Agreement.

     (b) Client shall  deliver to Forum as soon as is  reasonably  practical any and all amendments to the documents  required to be delivered under Section
     2.5(a).

     (c) In the  event  there is a change in Law  related  to or  affecting  the
     Services, Forum need not begin performing any new service(s),  and need not perform any service(s) in a materially different or more burdensome manner, except upon written agreement by Forum and pursuant to mutually  acceptable compensation agreements.

2.6. Reliance on Instructions, Documents and Advice.

     (a) With respect to the subject matter of this Agreement, Forum may rely on
     (i) with respect to any matter,  advice or Instruction that it receives and that it reasonably  believes in good faith was  transmitted by the Client's
     Governing Body or an Authorized Person; or (ii) with respect to any factual
     matter,  any  signature,   Instruction,  request,  letter  of  transmittal,
     certificate,  opinion of counsel,  statement,  instrument,  report, notice, consent,  order, or other document of or presented by any Person (including any authorized  representative(s)  of any predecessor  service providers to the Client).

     (b) Notwithstanding any other provisions of this Agreement to the contrary,
     Forum shall have no duty or obligation to inquire into (i) the authenticity of any  statement,  oral or  written  Instruction,  resolution,  signature,
     request,   letter  of   transmittal,   certificate,   opinion  of  counsel,
     instrument,  report,  notice,  consent,  order,  or any other  document  or instrument that Forum reasonably  believes in good faith to be genuine;  or
     (ii) the  authority or lack thereof of any Person to represent or act as an agent for any other Person, provided that Forum reasonably believes in good faith that such authority exists, and, provided, further, that with respect to Instructions  of the Client,  Forum may only rely on Instructions of the
     Client's Governing Body or Authorized Persons.

     (c) Forum may assume that any  Instructions are not in any way inconsistent with  the  Organizational  Documents,  the  Prospectus,  the  Policies  and
     Procedures or any  proceeding or resolution of the Client's  Governing Body or the Shareholders of the Client,  unless and until Forum receives written notice to the contrary  from the Client's  Governing  Body or an Authorized
     Person,   and  provided  that  Forum  makes  reasonable  inquiry  into  any
     instructions   if  Forum  has  doubts   regarding   the  intention  of  any
     instructions.

     (d) Absent specific  written notice to the contrary,  Forum may assume that
     Authorized Persons are authorized to deliver  instructions  relating to all or any matter under this Agreement.  The Client's Governing Body may at any time (i) change the list of Authorized  Persons or (ii) limit an Authorized
     Person's authority.  Forum shall not be deemed to have notice of any change of Authorized  Persons or limitation of authority  until receipt of written notice  thereof  from the  Client's  Governing  Body or from at  least  two then-current  (as  reflected in Forum's  records  immediately  prior to the receipt of such notice) Authorized Persons.

     (e) About any matter related to the Client or the Services, Forum may apply to any Authorized Person for advice or Instructions; about any legal matter related  to the  Client or the  Services,  Forum may  request  advice  from counsel of its own choosing (who may be counsel to the Client or to Forum);
     and  about  any  accounting  or tax  matter  related  to the  Client or the
     Services,  Forum may request advice from the independent accountants of the
     applicable  Fund  or  Class  of  the  Client  or  from  other   independent
     accountants  with recognized  expertise about the specific  subject matter, provided  Forum  notifies  Client in advance of its  intentions.  Any costs related to such advice or Instructions shall be borne by the Client, except that Forum shall be  responsible  for costs related to advice from in-house counsel to Forum or any  affiliate  of Forum.  In the event of any conflict between  advice or  Instructions  Forum  receives  from (i) any  Authorized
     Person or such  independent  accountant(s)  and (ii) advice  from  counsel,
     Forum may rely on advice from counsel.

     (f) Nothing in this Section 2.6 shall be construed as imposing on Forum any obligation to seek advice or  Instructions,  or, subject to Section 3.1(c), to act in accordance with such advice or Instructions if and when received.

2.7. Certain Representative Powers; Other Activities.

     (a) In the  performance  of the  Services,  Forum  may use the  name of the
     Client and sign any necessary  letters or other documents for and on behalf of the Client  provided  such letters or other  documents  are necessary to execute the Services in this  agreement and prior verbal  approval has been received from an Authorized Person of the Client.

     (b) Forum  may  provide  services  similar  to those  provided  under  this
     Agreement  for any other Person on such terms as may be arranged  with such
     Person,  and Forum shall not be required to disclose to the Client any fact or thing that may come to the knowledge of Forum in the course of so doing.

     (c) Forum may  acquire,  hold or deal with,  for its own account or for the account of any Person, any shares or securities from time to time issued by the Client or in which the Client is authorized to invest;  and Forum shall not be required to account to the Client for any profit arising therefrom.

2.8 Cooperation  with  Independent  Auditors and Counsel.  Forum shall cooperate with the  independent  auditor(s)  and  attorneys  of the  Client and shall take reasonable  action to make all  necessary  information  related to the  Services available to such auditors and attorneys for the performance of their duties.

2.9 Certain Responsibilities of the Client. The Client agrees to:

     (a) Comply in all material respects with all Laws applicable to the Client.

     (b)  Prior  to the  Services  Commencement  Date,  deliver  or  cause to be delivered to Forum all books,  records and other documents  relating to the
     Client's prior operations and service  providers,  if any, that, in Forum's reasonable  opinion,  are  necessary  for Forum  properly  to  provide  the
     Services (collectively "Predecessor Records").

     (c) Provide,  and cause each other agent or service  provider to the Client to provide,  to Forum all such information (and in such reasonable  medium)
     that Forum may reasonably  request in connection with the Services and this
     Agreement.

     (d) Deliver to Forum in advance of  publication  thereof any  Prospectus or amendment to a Prospectus in order to permit Forum and its agents to review and comment  upon,  at Forum's  discretion,  those  portions  thereof  that describe Forum and Forum's  duties and  obligations  under this  Agreement, including the indemnity  provisions  hereof,  and the Client shall not make any reference to Forum and such duties,  obligations and indemnities in any
     Prospectus without Forum's consent, which consent shall not be unreasonably withheld or delayed.

     (e) Furnish to Forum copies of all financial statements and other documents to be delivered  to  shareholders  or investors at least two Fund  business days prior to such  delivery  and shall  furnish  Forum copies of all other financial statements, documents and other papers or information which Forum may  reasonably  request for use in  connection  with the  distribution  of
     Shares.  The Client  shall make  available to Forum the number of copies of the Funds' Prospectuses as Forum shall reasonably request.

     (f) Take,  from time to time,  subject to the approval of the Board and any required  approval of the shareholders of the Client,  all action necessary to fix the number of  authorized  Shares (if such number is not  unlimited)
     and to register the Shares under the Securities  Act, to the end that there will be  available  for sale the  number  of Shares  as  reasonably  may be expected to be sold pursuant to this Agreement.

     (g)  Execute  any  and  all  documents,   furnish  to  Forum  any  and  all
     information, otherwise use its best efforts to take all actions that may be reasonably  necessary and cooperate  with Forum in taking any action as may be  necessary to register or qualify  Shares for sale under the  securities laws of those States as Forum shall  designate  (subject to approval by the
     Client).  Any registration or qualification may be withheld,  terminated or withdrawn by the Client at any time in its discretion.  Forum shall furnish such information and other material  relating to its affairs and activities as may be required by the Client in connection  with such  registration  or
     qualification,   but  the  client   shall  be   responsible   for  blue-sky
     registration of its shares in the various states.

     (h) Cause the transfer  agent for each Fund and Class,  where  necessary or appropriate, (i) to pay to the various Selected Dealers and Selected Agents their  applicable  distribution,  service  or other  trail  payments  where applicable,  and (ii) to  provide  Forum with any  information  that may be necessary for Forum to perform its duties under this Agreement.

     (i) Advise Forum immediately:  (i) of any request by the SEC for amendments to the Client's  Registration  Statement or  Prospectus  or for  additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Client's Registration  Statement or any
     Prospectus or the initiation of any proceedings for that purpose;  (iii) of the happening of any material  event which makes untrue any statement  made in the Client's Registration  Statement or then current Prospectus or which requires  the  making of a change in  either  thereof  in order to make the statements  therein not misleading;  and (iv) of all action of the SEC with respect  to  any  amendments  to the  Client's  Registration  Statement  or
     Prospectus which may from time to time be filed with the SEC under the 1940
     Act or the Securities Act.

SECTION 3. RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1 Predecessor Records; Ownership; Inspection; Successors.

     (a) Predecessor  Records received by Forum pursuant to Section 2.9(b) shall be the  property  of the  Client.  The Client and the  Client's  authorized representatives  shall have access to such Predecessor Records at all times during Forum's normal business hours.  Upon the reasonable  advance request of the  Client  or such  authorized  representatives,  copies  of any  such
     Predecessor Records shall be provided by Forum, at the Client's expense, to the Client or its authorized representatives.

     (c) If Forum receives a request or demand from a third party to inspect any
     Predecessor Records, Forum will endeavor to notify the Client and to secure
     Instructions from the Client or an Authorized Person about such inspection.
     Forum  shall  abide  by such  Instructions  for  granting  or  denying  the
     inspection;   provided,   that  Forum  may  grant  the  inspection  without
     Instructions  or in  contravention  of  specific  Instructions  if Forum is advised  by  counsel  to  Forum  or the  Client  that  failure  to do so is substantially  likely to  result  in  liability  to  Forum;  and  provided, further,  that in such event,  Forum shall endeavor  promptly to advise the
     Client of such contrary advice, to the extent practicable in advance of any actual inspection.

     (d) Upon  termination of this  Agreement,  Forum shall,  at the expense and direction  of the  Client,  transfer  to  Client or any  successor  service provider all Predecessor Records in the electronic or other medium in which such material is then maintained by Forum.

3.2  Proprietary   Information  of  Forum.  The  Client  acknowledges  that  the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by Forum on databases under the control and ownership of Forum or a third party  constitute  copyrighted,  trade
secret,   or   other   proprietary   information   (collectively,   "Proprietary
Information") of substantial  importance to Forum or the third party. The Client agrees to treat all Proprietary  Information as proprietary to Forum and further agrees  that it shall  maintain as  confidential  any  Proprietary  Information, except as may be provided under this Agreement, and that breach by the Client of this confidentiality obligation would cause irreparable injury to Forum.

3.3 Confidentiality.

     (a) Each Party (for  purposes of this  Section  3.3, a  "Receiving  Party")
     agrees to keep  confidential  all information  disclosed by the other Party
     (for  purposes  of this  Section  3.3, a  "Disclosing  Party"),  including, without limitation all forms and types of financial,  business,  marketing,
     operations,   technical,   economic  and  engineering  information  of  the
     Disclosing Party, whether tangible or intangible.

     (b)  Notwithstanding  any provision of this Agreement to the contrary,  the
     Parties  agree  that  the  following   information   shall  not  be  deemed
     confidential  information:  (i) information that was known to the receiving
     Party before  receipt  thereof from or on behalf of the  Disclosing  Party;
     (ii) information that is disclosed to the Receiving Party by a third person who  has a  right  to  make  such  disclosure  without  any  obligation  of confidentiality  to the Party  seeking  to enforce  its  rights  under this
     Section 3; (iii)  information  that is or  becomes  generally  known in the trade without  violation of this Agreement by the Receiving  Party; or (iv)
     information that is  independently  developed by the Receiving Party or its employees  or  affiliates  without  reference  to  the  Disclosing  Party's information.

     (c) Notwithstanding any provision of this Agreement to the contrary,  Forum may: (i) provide  information to Forum's  counsel and to Persons engaged by
     Forum or the Client to provide  services  with respect to the Client;  (ii)
     provide  information  consistent  with  the  Procedures  or with  operating procedures that are customary with respect to the Services in the industry;
     (iii)  identify  the  Client  as a client of Forum  for  Forum's  sales and marketing  purposes;  and  (iv)  provide  information  as  approved  by  an
     Authorized  Person,   provided,   that  (A)  such  approval  shall  not  be
     unreasonably  withheld  or delayed,  and (B) Forum may release  information without  approval  of the Client if Forum is advised by counsel to Forum or the Client that  failure to do so will result in  liability  to Forum;  and provided,  further,  that, in such event Forum shall  endeavor  promptly to advise the Client of such advice,  to the extent  practicable in advance of any actual release of information.

     (d) Forum acknowledges that certain Shareholder  information made available by the  Client  to Forum  or  otherwise  maintained  by  Forum  under  this
     Agreement  may  be  deemed  nonpublic   personal   information   under  the
     Gramm-Leach-Bliley  Act and other  applicable  privacy Laws  (collectively,
     "Privacy  Laws").  Forum agrees (i) not to disclose or use such information except as  required  to carry out its  duties  under  the  Agreement  or as otherwise  permitted  by law in the ordinary  course of  business;  (ii) to limit access to such information to authorized representatives of Forum and the Client; (iii) to establish and maintain reasonable physical, electronic and  procedural  safeguards  to  protect  such  information;  and  (iv)  to cooperate  with the Client and provide  reasonable  assistance  in ensuring compliance  with such  Privacy Laws to the extent  applicable  to either or both of the Parties.

SECTION 4.  RESPONSIBILITY OF FORUM;  INDEMNIFICATION;  OTHER  LIABILITY-RELATED
MATTERS

4.1. Responsibility of Forum; Limitations.

     (a) Forum  shall be under no duty to take any action  under this  Agreement
     except  as  specifically   set  forth  in  this  Agreement  or  as  may  be
     specifically  agreed to by Forum and the Client in a written  amendment  to this Agreement.

     (b) In performing the Services, Forum (i) shall act in good faith and shall be obligated to exercise care and diligence; and (ii) may, without limiting
     the  generality  of  any  other  provision  of  this  Agreement,   rely  on
     Instructions, advice and information pursuant to Section 2.6;

     (c) Notwithstanding anything in this Agreement to the contrary, Forum shall be liable to the Client only for any damages arising out of Forum's failure to perform its duties under this  Agreement to the extent such damages were caused solely and directly by Forum's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (d) Forum  shall not be liable  for the  delays or errors of  Persons  that provide  services to the Client or Forum (other than employees of Forum) or of other  Persons,  including  the  failure  by any such  Person to provide information  to  Forum  when  they  have a duty to do so  (irrespective  of whether that duty is owed specifically to Forum or a third party).

4.2 Indemnification; Notification of Claims.

     (a) Notwithstanding anything in this Agreement to the contrary, Forum shall not be responsible  for, and the Client shall on behalf of each  applicable
     Fund or Class thereof,  indemnify and hold harmless  Forum,  its employees, directors,  officers and managers and any person who controls  Forum within the  meaning  of  section  15 of the  Securities  Act or  section 20 of the
     Securities Exchange Act of 1934, as amended,  (for purposes of this Section
     4.2(a), "Forum Indemnitees") from and against, any and all losses, damages, costs,  charges,  reasonable  counsel fees,  payments,  liability and other expenses  of every  nature and  character  (including,  but not limited to, direct  and  indirect  reasonable  reprocessing  costs)  arising  out of or attributable  to all and any of the following (for purposes of this Section
     4.2(a), a "Forum Claim"):

     (i)  any  action  (or  omission  to act) of  Forum or its  agents  taken in connection  with  this  Agreement;  provided,  that  such  action  (or
          omission  to  act)  is  taken  in  good  faith  and  without   willful
          misfeasance,  gross  negligence or reckless  disregard by Forum of its duties and obligations under this Agreement;

     (ii) any alleged  untrue  statement  of a material  fact  contained  in the
          Registration  Statement or the Prospectuses or arising out of or based upon any  alleged  omission  to state a material  fact  required to be stated in any one thereof or necessary to make the  statements  in any one thereof not misleading, unless such statement or omission was made in reliance upon,  and in conformity  with,  information  furnished in writing  to the  Client  in  connection  with the  preparation  of the
          Registration Statement or exhibits to the Registration Statement by or on behalf of Forum;

     (iii)any  material  breach  of the  Client's  agreements,  representations, warranties, and covenants in Sections 2.9 and 5.2 of this Agreement;

     (iv) the Client's  lack of good faith or the Client's  gross  negligence or willful misfeasance;

     (v)  the  reliance  on or use by Forum or its agents or  subcontractors  of information,  records, documents or services which have been prepared, maintained  or  performed by the Client or any other person or firm on behalf of the Client,  including  but not  limited to any  Predecessor
          Records provided pursuant to Section 2.9(b); or

     (vi) the reliance on advice,  Instructions,  and other information,  as set forth in Section 2.6.

     (b) After receipt of Forum's  notice of termination  under Section  6.2(c), the Client shall indemnify and hold each Forum Indemnitee free and harmless from and against any Forum Claim;  provided,  that the term Forum Claim for purposes of this sentence shall mean any Forum Claim related to the matters for which Forum has requested  amendment to the Registration  Statement and for which the Client has not filed a Required Amendment, regardless of with respect to such  matters  whether any  statement  in or  omission  from the
     Registration  Statement was made in reliance  upon, or in conformity  with, information furnished to the Client by or on behalf of Forum

     (c) Forum  will  indemnify,  defend  and hold the  Client  and its  several officers and members of its Governing  Body and any person who controls the
     Client within the meaning of section 15 of the Securities Act or section 20 of the  Securities  Exchange Act of 1934,  as amended,  (collectively,  the
     "Client  Indemnitees" and, with the Forum  Indemnitees,  and "Indemnitee"), free and harmless  from and against any and all claims,  demands,  actions, suits, judgments,  liabilities, losses, damages, costs, charges, reasonable counsel fees and other  expenses of every nature and  character  (including the cost of investigating or defending such claims, demands, actions, suits or  liabilities  and any  reasonable  counsel fees  incurred in  connection therewith),  but only to the extent  that such  claims,  demands,  actions, suits, judgments,  liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon
     (for purposes of this Section  4.2(c),  a "Client  Claim" and, with a Forum
     Claim, a "Claim"):

     (i)  any alleged  untrue  statement  of a material  fact  contained  in the
          Registration  Statement  or  Prospectus  or any alleged  omission of a material  fact  required  to  be  stated  or  necessary  to  make  the statements  therein not misleading,  if such statement or omission was made in reliance upon, and in conformity with,  information  furnished to the Client in writing in  connection  with the  preparation  of the
          Registration Statement or Prospectus by or on behalf of Forum; or

     (ii) any act of, or  omission  by,  Forum for  which  Forum is  adjudicated liable pursuant to Section 4.1(c) hereof.

     (d)  The  Client  or  Forum  (for  purpose  of  this  Section  4.2(d),   an
     "indemnifying Party") may assume the defense of any suit brought to enforce any Forum  Claim or Client  Claim,  respectively,  and may  retain  counsel chosen by the  indemnifying  Party and approved by the other  Party,  which approval shall not be unreasonably  withheld or delayed.  The  indemnifying
     Party  shall  advise the other Party that it will assume the defense of the suit and  retain  counsel  within ten (10) days of receipt of the notice of the claim. If the  indemnifying  Party assumes the defense of any such suit and retains  counsel,  the other Party shall bear the fees and  expenses of any additional counsel that they retain. If the indemnifying Party does not assume the defense of any such suit,  or if other Party does not approve of counsel chosen by the  indemnifying  Party,  or if the other Party has been advised  that  it may  have  available  defenses  or  claims  that  are not available to or conflict with those  available to the  indemnifying  Party, the indemnifying  Party will reimburse any Indemnitee named as defendant in such suit for the  reasonable  fees and  expenses of any  counsel  that the
     Indemnitee  retains.  An  Indemnitee  shall not settle or confess any claim without the prior written consent of the Client, which consent shall not be unreasonably withheld or delayed.

     (e) An indemnifying  Party's  obligation to provide  indemnification  under this section is conditioned upon the indemnifying Party receiving notice of any action brought against an Indemnitee  within twenty (20) days after the summons or other first legal process is served.  Such notice shall refer to the Person or Persons  against  whom the action is brought.  The failure to provide such notice shall not relieve the indemnifying  Party any liability that it may have to any Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

     (f) The  provisions  of this section and the parties'  representations  and warranties in this Agreement  shall remain  operative and in full force and effect  regardless  of  any  investigation  made  by or on  behalf  of  any
     Indemnitee  and shall  survive the sale and  redemption  of any Shares made pursuant to subscriptions obtained by Forum. The indemnification provisions of this section will inure  exclusively  to the benefit of each person that may be an  Indemnitee  at any  time and  their  respective  successors  and assigns (it being  intended  that such  persons be deemed to be third party beneficiaries under this Agreement).

4.3 Other Liability-Related Matters.  Notwithstanding anything in this Agreement to the contrary except as specifically set forth below:

     (a)  Neither  Party shall be liable for losses,  delays,  failure,  errors, interruption or loss of data occurring  directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of God;  action or  inaction of civil or  military  authority;  public enemy;  war;  terrorism;  riot; fire;  flood;  sabotage;  epidemics;  labor disputes; civil commotion;  interruption, loss or malfunction of utilities, transportation,  computer or communications capabilities;  insurrection; or
     elements of nature;

     (b)  Neither  Party  shall be  liable  for any  consequential,  special  or indirect losses or damages suffered by the other Party,  whether or not the likelihood of such losses or damages was known by the Party;

     (c)  No  affiliate,  director,  officer,  employee,  manager,  shareholder, partner,  agent,  counsel or  consultant of either Party shall be liable at law or in equity for the  obligations of such Party under this Agreement or for any damages suffered by the other Party related to this Agreement;

     (d) No Shareholder  or member of the Client's  Governing Body may bring any action under or in the name of the Client in connection with this Agreement except as is specifically required to be permitted under applicable Law;

     (e)  Except  as set  forth in  Section  4.2(f),  there  are no third  party beneficiaries of this Agreement;

     (f) Each Party  shall have a duty to  mitigate  damages for which the other
     Party may become responsible;

     (g) Except as defined as the  Services  provided by this  Agreement,  Forum hereby disclaims all  representations  and warranties,  express or implied, made to the Client or any other Person, including,  without limitation, any warranties regarding quality, suitability,  merchantability,  fitness for a particular  purpose or  otherwise  (irrespective  of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to Services provided under this Agreement.  Forum disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement;

     (i) The assets and  liabilities of each Fund are separate and distinct from the assets and  liabilities of each other Fund, and no Fund shall be liable or shall be charged  for any debt,  obligation  or  liability  of any other
     Fund,  whether arising under this Agreement or otherwise;  and in asserting any rights or claims  under this  Agreement,  Forum  shall look only to the assets and property of the Fund to which Forum's rights or claims relate in settlement of such rights or claims; and

     (h)  Each  Party  agrees   promptly  to  notify  the  other  party  of  the
     commencement  of any  litigation  or  proceeding  of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1  Representations  and Warranties of Forum.  Forum represents and warrants to the Client that:

     (a) It is a limited  liability  company duly  organized and existing and in good standing under the laws of the State of Delaware;

     (b) It is empowered under  applicable Laws and by its Organic  Documents to enter into this Agreement and perform its obligations under this Agreement;

     (c) All requisite limited liability company  proceedings have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement;

     (d) It has access to the necessary facilities,  equipment, and personnel to perform its duties and obligations under this Agreement;

     (e) This Agreement,  when executed and delivered,  will constitute a legal, valid  and  binding  obligation  of  Forum,  enforceable  against  Forum in
     accordance   with   its   terms,   subject   to   bankruptcy,   insolvency,
     reorganization,  moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

     (f) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good  standing  of the NASD,  it will abide by the rules and regulations of the NASD, and it will notify the Client if its membership in the NASD is terminated or suspended.

5.2  Representations  and  Warranties of the Client.  The Client  represents and warrants to Forum that:

     (a) It is duly  organized and existing and in good standing  under the laws of the jurisdiction of its organization;

     (b) It is empowered under  applicable Laws and by its Organic  Documents to enter into this Agreement and perform its obligations under this Agreement;

     (c) All  requisite  corporate  or  similar  proceedings  have been taken to authorize it to enter into this Agreement and perform its obligations under this Agreement.

     (d) This Agreement,  when executed and delivered,  will constitute a legal, valid and binding obligation of the Client,  enforceable against the Client
     in  accordance   with  its  terms,   subject  to  bankruptcy,   insolvency,
     reorganization,  moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

     (e) With respect to all Shares from time to time being  offered for sale to the public,  a  Registration  Statement is  currently  effective or will be effective  at the  time  of  sale,  and  will  remain  effective,  and  all appropriate  Federal and State  securities  law filings  have been made and will continue to be made;

     (f) The  Prospectuses  and,  if Shares are  offered for sale to the public,
     Registration  Statement,  have been, and any amendment  thereto will be, as the case may be, carefully  prepared in conformity with the requirements of the  Securities  Act  and  the  1940  Act and  the  rules  and  regulations thereunder,  and all statements of fact contained or to be contained in the
     Registration  Statement or Prospectuses  are or will be true and correct in all material  respects at the time  indicated or on the effective  date, as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become  effective or be authorized for use, will include an untrue  statement  of a  material  fact or omit to  state a  material  fact required to be stated therein or necessary to make the  statements  therein not misleading to a purchaser of Shares,  except that no  representation is made with respect to  information  furnished to the Client with the written approval  of  Forum  expressly  for use in the  Registration  Statement  or
     Prospectus;

     (g) It  will  from  time  to  time  amend  its  Registration  Statement  or
     Prospectuses  as,  in  the  light  of  then-current  and   then-prospective
     developments,  shall, in the opinion of its counsel,  be necessary in order to have the  Registration  Statement and  Prospectuses at all times contain all material  facts  required to be stated therein or necessary to make any statements  therein  not  misleading  to a purchaser  of Shares  ("Required
     Amendments");

     (h) It shall  not file  any  amendment  to the  Registration  Statement  or
     Prospectuses  without  giving  Forum  reasonable  advance  notice  thereof;
     provided,  however,  that nothing  contained in this Agreement shall in any way limit the  Client's  right to file at any time such  amendments  to the
     Registration  Statement  or  Prospectuses,  of whatever  character,  as the
     Client may deem  advisable,  such right being in all respects  absolute and unconditional; and

     (i) Any amendment to the Registration  Statement or Prospectuses  hereafter filed will, when it becomes effective,  contain all statements  required to be  stated  therein  in  accordance  with the 1940  Act and the  rules  and
     regulations   thereunder;   all   statements  of  fact   contained  in  the
     Registration  Statement  or  Prospectuses  will be true and  correct in all material  respects at the time  indicated or on the  effective  date as the case may be; and no such amendment, when it becomes effective, will include an untrue  statement  of a  material  fact or will omit to state a material fact  required to be stated  therein or  necessary  to make the  statements therein not misleading to a purchaser of the Shares.

SECTION 6. COMPENSATION AND EXPENSES

6.1 Compensation.

     Forum shall be entitled to no compensation or reimbursement of expenses for the  services  provided  by Forum  pursuant  to this  Agreement.  Forum may receive  compensation  from the  Client's  Adviser  related to its services hereunder  or for  additional  services  as may be  agreed to  between  the
     Adviser and Forum.

6.2 Expenses.

     (a) The Client shall bear the cost and expenses: (i) of the registration of the Shares for sale under the Securities  Act; (ii) of the  registration or qualification  of the  Shares  for sale  under the  securities  laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Client,  the Funds or the Classes thereof (but not Forum) as an issuer or as a broker or dealer,  in such States as shall be selected by the Client and Forum pursuant to Section 2.9(g) hereof; and (iv) payable to each State for continuing  registration or qualification  therein until the
     Client decides to discontinue  registration  or  qualification  pursuant to
     Section 2.9(g) hereof.

     (b)  Forum  shall  pay  all  expenses  relating  to  Forum's  broker-dealer qualification.  Forum shall also pay all  expenses  incurred  in  providing office space, equipment, and personnel as may be necessary or convenient to provide the Services.

6.3  Other  Compensation.  Notwithstanding  anything  in this  Agreement  to the contrary,  Forum and its affiliates may receive  compensation  or  reimbursement from the Client and the Adviser with respect to any services not included  under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ADDITIONAL FUNDS AND CLASSES

7.1. Effectiveness. This Agreement shall become effective on the Effective Date, and shall become  effective  with  respect to each Fund or Class  thereof on the
Services Commencement Date with respect to such Fund or Class.

7.2.  Duration.  This  Agreement  shall  continue in effect with  respect to the
Client  until  December  1, 2004 and  thereafter  shall  continue in effect with respect to a Fund until terminated;  provided,  that continuance is specifically approved at least annually  pursuant to Section 15 of the 1940 Act and otherwise as required pursuant to any Plan.

7.3. Termination.

     (a) This  Agreement  may be  terminated at any time with respect to a Fund, without the payment of any penalty,  (i) by the Client's  Governing Body or by a vote of a majority of the  outstanding  voting  securities of the Fund or, with  respect to each Class of a Fund for which  there is an  effective
     Plan, a majority of members of the Client's  Governing Body who do not have any  direct  or  indirect  financial  interest  in any such  Plan or in any agreements related to the Plan, on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Client.

     (b) This  Agreement  shall  automatically  terminate upon its assignment or upon the termination of Forum's membership in the NASD.

     (c) If the Client  shall not file a Required  Amendment  to this  Agreement within fifteen days following receipt of a written request from Forum to do so, Forum may, at its option, terminate this Agreement immediately.

7.4 Survival.  The  provisions of Sections 2.6, 2.8,  3.1(d),  3.2, 3.3, 4, 6.1,
6.2, 7 and 8 shall survive any termination of this Agreement.

7.5 Additional Funds and Classes.

     (a) In the event that the Client  requests  Forum to provide  services with respect to one or more additional  funds and/or classes of the Client after the  Effective  Date,  such funds and/or  classes shall become Funds and/or
     Classes under this Agreement for all purposes  hereof upon the execution of a joinder to this  Agreement by the Client and Forum,  which  joinder shall specify  such  Funds  and/or  Classes  and the  compensation  due Forum for providing Services with respect thereto.

     (b) In the event that after the  Effective  Date the Client winds up one or more Funds  and/or  Classes or otherwise  terminates  this  Agreement  with respect to a Fund and its  Classes,  such Fund or Class shall from the date of such winding up or termination no longer be deemed a Fund or Class under this Agreement,  provided,  that the Client shall remain obligated pursuant to Section 6 to make any payments for obligations incurred through the date of  termination  respecting  such  Fund  and  its  Classes,  including  any obligations  that  specifically  survive the  termination of this Agreement with respect to such Fund or Class.

SECTION 8. MISCELLANEOUS

8.1  Amendments.  No provisions of this  Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the
Parties;  provided,  that (i) the Client may amend  Schedule 2 as  permitted  by
Section  2.6(d);  and (ii) the  Client  and/or  Forum  may,  as a result  of the addition or termination of a Fund or Class  hereunder as contemplated by Section
7.5, amend Schedule 1 as permitted by Section 7.5.

8.2  Governing of Law.  This  Agreement  shall be construed  and the  provisions hereof  interpreted  under  and in  accordance  with  the  Laws of the  State of
Delaware,  without giving effect to the conflicts of laws,  principles and rules thereof.

8.3 Entire  Agreement.  This Agreement  constitutes the entire agreement between the  Parties  hereto and  supersedes  any prior  agreement  with  respect to the subject matter hereof, whether oral or written.

8.4  Counterparts.  This  Agreement may be executed by the Parties hereto in any number of  counterparts,  and all of the  counterparts  taken  together shall be deemed to constitute one and the same instrument.

8.5 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions  shall be  considered  severable  and  unaffected,  and the  rights and obligations  of the Parties  shall be construed and enforced as if the Agreement did not contain the  particular  part,  term or provision  held to be illegal or invalid.

8.6 Headings.  Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7 Notices and Other Communications; Electronic Records.

     (a) Notices,  requests,  instructions and communications related to matters described  in Sections 7.1 to 7.6 of this  Agreement  shall be delivered in writing as set forth below:

     If to Forum:

     Forum Fund Services, LLC
     Two Portland Square, First Floor
     Portland, Maine 04101
     Fax:  (207) 553-7151
     Attn:  Legal Department

     If to Client:

     Bridgeway Funds, Inc.
     5615 Kirby Drive
     Suite 518
     Houston, Texas  77005
     Fax:  713-807-8071
     Attn:  Joanna Barnhill

     Notices  received  by the  Parties  at such  addresses,  or at  such  other principle  business  addresses as they shall  specify in writing,  shall be deemed to have been properly given.

     (b) Other notices between the Parties and their agents and employees may be sent in person,  by  telecopy,  by mail or  overnight  courier,  or through electronic  messages at such addresses as shall be specified by the Parties or their agents.

     (c) This  Agreement and  electronic  signatures  and records  delivered and maintained  under the  Agreement  shall be effective to the fullest  extent permitted by Law,  provided that  references  in this  Agreement to written approval or approval in writing of either  Party shall be  restricted  to a writing executed by a then-current  executive  officer of such Party.  Each
     Party agrees to maintain a copy of this  Agreement  and any  amendments  to this Agreement for its records.

8.8  Interpleader.  In the event of a dispute about any funds of the Client held by Forum  from  time to time  under  this  Agreement,  Forum or its  agents  may commence an action in  interpleader  and pay the disputed  funds into a court of competent jurisdiction,  and the Client shall reimburse Forum for its reasonable costs and expenses related to any such action in interpleader.

8.9.  Certain  Terms.  The terms "vote of a majority of the  outstanding  voting securities,"  "interested  person,"  "affiliated  person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

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     IN WITNESS  WHEREOF,  the Parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.

BRIDGEWAY FUNDS, INC.

By: _______________________________

Print Name:  ________________________

Title:  _____________________________

FORUM FUND SERVICES, LLC

By: _______________________________
Carl A. Bright
  President

List of Schedules and Appendices that are part of this Agreement:

         Schedule 1                 Funds and Classes of the Client

         Schedule 2                 Authorized Persons

                              BRIDGEWAY FUNDS, INC.
                             DISTRIBUTION AGREEMENT

                                   Schedule 1
                         Funds and Classes of the Client

As of the Effective Date:

------------------------------------------- ----------------------
                          Funds                    Classes
------------------------------------------- ----------------------
Bridgeway Ultra-Small Company Fund          Class N
------------------------------------------- ----------------------
Bridgeway Ultra-Small Company Market Fund   Class N
------------------------------------------- ----------------------
Bridgeway Micro-Cap Limited Fund            Class N
------------------------------------------- ----------------------
Bridgeway Aggressive Investors 1 Fund       Class N
------------------------------------------- ----------------------
Bridgeway Aggressive Investors 2 Fund       Class N
------------------------------------------- ----------------------
Bridgeway Small-Cap Growth Fund             Class N, Class R
------------------------------------------- ----------------------
Bridgeway Small-Cap Value Fund              Class N, Class R
------------------------------------------- ----------------------
Bridgeway Large-Cap Growth Fund             Class N, Class R
------------------------------------------- ----------------------
Bridgeway Large-Cap Value Fund              Class N, Class R
------------------------------------------- ----------------------
Bridgeway Blue Chip 35 Index Fund           Class N
------------------------------------------- ----------------------
Bridgeway Balanced Fund                     Class N
------------------------------------------- ----------------------

                              BRIDGEWAY FUNDS, INC.
                             DISTRIBUTION AGREEMENT

                                   Schedule 2
                               Authorized Persons

1.   Authorized Persons:

In addition to the officers  (including  assistant  officers) of the Client, the following  persons are authorized to give  Instructions to Forum with respect to this Agreement:

------------------ --------------------------------------------------------
          Name             Title
------------------ --------------------------------------------------------
John Montgomery    President and Director of Bridgeway Capital Mgmt
------------------ --------------------------------------------------------
Michael Mulcahy    Director of Bridgeway Capital Management
------------------ --------------------------------------------------------
Glen Feagins       Treasurer of Bridgeway Capital Management
------------------ --------------------------------------------------------
Mike Rome          Business Development of Bridgeway Capital Management
------------------ --------------------------------------------------------
Joanna Barnhill    Administration of Bridgeway Capital Management
------------------ --------------------------------------------------------
Linda Giuffre      Chief Compliance Officer of Bridgeway Capital
                   Management and Bridgeway Funds, Inc.
------------------ --------------------------------------------------------

2.   Authorized Persons of ________ (the Administrator):

The following  persons are authorized to give Instructions to Forum with respect to [DESCRIBE]:

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                     Name                             Title
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3.   Change in Authorized Persons

Any change in Authorized  Persons shall only be made in accordance  with Section
2.6(d) of the Agreement.